Exhibit 99.1
Energy Vault Reports First Quarter 2025 Financial Results
Contract revenue backlog of $648 million, up 49% year-to-date on Australia and U.S. strength
Q1 2025 Revenue increased by 10% versus prior year to $8.5 million driven by Australia projects and India license
Q1 2025 GAAP gross margin more than doubled to 57.1% versus prior year on favorable regional and revenue mix
Quarter-end Cash improved 57% versus year-end 2024 to $47.2 million (including restricted cash) as the Calistoga project financing was completed; additional ~$45 million from the Cross Trails project financing and sale of ITC’s expected in Q2 and Q3
Milestone achieved of Energy Vault’s first owned & operated energy storage asset, Cross Trails in Texas, now complete and generating revenue during the commissioning process ahead of commercial operations this month
Q1 2025 Adjusted EBITDA improved 22%, narrowing the loss to $11.3 million from $14.5 million in Q1 2024, aided by improved gross margin and reduced operating costs
Implementing a 15-25% reduction in quarterly adjusted operating expense given ongoing sector volatility impacting the U.S. market and portfolio optimization while continuing to ramp up activity/investments in Australia
Energy Asset Management (build-own-operate) portfolio continues to progress, with first three projects expected to deliver ~$30 million in annual, recurring project EBITDA over 15 year-plus life
Encouraging news today on China/U.S. Tariff pause; pending final positive resolution and timing, no change to current guidance, with potential revenue upside on accelerated U.S. battery deliveries in 2025

WESTLAKE VILLAGE, Calif., May 12th, 2025 – Energy Vault Holdings, Inc. (NYSE: NRGV) (“Energy Vault” or “the Company”), a leader in sustainable, grid-scale energy storage solutions, announced financial results for the first quarter ended March 31, 2025.
“We made good progress in the quarter across a series growth drivers including first battery project construction in Australia, a 10-year license of our innovative B-Vault battery hardware and software architecture to support local manufacturing in India given the growing market demand, and having our first wholly owned energy storage asset operating in the market in Texas,” said Robert Piconi, Chairman and CEO of Energy Vault. “Our geographic customer diversity and existing owned storage assets under operation and commissioning in Texas and California has helped to offset a very volatile U.S. market environment for new battery projects given recent China-US tariff disputes. Importantly, as expected, Q1 also saw the first project financing close and thus a 57% increase in total cash for the quarter with another roughly $45-50 million upcoming as we begin to return cash back on the balance sheet, including already executed contracts for monetization of our investment tax credits.”
First Quarter 2025 Financial Highlights
•Contract revenue backlog reached $648 million, 49% higher year-to-date, and is largely shielded from U.S. tariff risks due to a strong Australian presence, license agreements and enhanced asset ownership, representing nearly 90% of the backlog today.
•Q1 2025 revenue, at $8.5 million, rose 10% year-over-year and was driven chiefly by Australian battery storage projects plus a high-margin licensing deal in India.
•Q1 2025 GAAP gross margin climbed to 57.1% from 26.7% a year ago, driven mainly by the favorable revenue mix stemming from the India license agreement.
•Q1 2025 cash finished at $47.2 million (including restricted cash), up approximately $17 million compared to $30.1 million at year-end 2024, reflecting proceeds from the Calistoga Resiliency Center (CRC) project financing.
•Q1 2025 GAAP operating expenses of $25.8 million and adjusted operating expenses of $16.2 million decreased by 3% and 4%, respectively, year-over-year reflecting disciplined cost-side management.

•Q1 2025 Net loss remained flat at ($21.1) million year-over-year
•Q1 2025 Adjusted EBITDA improved 22% to ($11.3) million from ($14.5) million year-over-year, aided by additional high-margin license revenue and reduced operating costs.
•Q1 2025 Adjusted Net loss improved 10% to ($11.7) million from ($13.0) million year-over-year.

Operating and Other Highlights
•Energy Vault signs a 10-year, 30+ GWh license and royalty agreement with India’s SPML Infra to manufacture and deploy the B‑Vault battery energy storage technology platform.
•8.5 MW / 293 MWh Calistoga Resiliency Center (CRC) remains on track for commercial operation in June following the $28 million project financing with Eagle Point Capital announced previously.
•57 MW / 114 MWh Cross Trails project mechanically complete ahead of schedule and has begun revenue generation during the commissioning phase associated with the 10-year Gridmatic offtake agreement.
•Active projects continue to expand in Australia, including more than 2.6 GWh of projects in various stages of construction or development.
•Leveraging our global supply chain and manufacturing partnerships to reduce tariff impacts on U.S. customers.

Business Outlook
•Near-term targets include reducing most recently reported quarterly adjusted operating expenses by 15-25% to a quarterly run rate of $12-14 million as compared to $16.2 million in Q1 2025 while continuing to invest in profitable engagements as Australia’s market demonstrates robust growth potential.
•The 57 MW / 114 MWh Cross Trails project financing is expected to close during Q2 2025, yielding approximately $20 million in gross proceeds (with an additional $12 million anticipated for the transfer/sale of the ITC under the IRA).
•Transfer and sale of three ITCs with a reputable buyer expected to generate proceeds in September in excess of $40 million (of which roughly $13 million of which are included in the CRC project financing structure and the $12 million associated with Cross Trails).
•Encouraging news today on China/U.S. Tariff pause; pending final positive resolution and timing, no change to current guidance, with potential revenue upside on accelerated U.S. battery deliveries in 2025.

Conference Call Information
Energy Vault will host a conference call today, May 12, 2025 at 4:30 PM ET to discuss the results, followed by a Q&A session. A live webcast of the call can be accessed at https://investors.energyvault.com/events-and-presentations/events. Participants may access the call at 1-877-704-4453, international callers may use 1-201-389-0920, and request to join the Energy Vault Holdings earnings call. A live webcast will also be available at https://investors.energyvault.com/events-and-presentations/events. A telephonic replay of the call will be available shortly after the conclusion of the call and until Monday, May 26, 2025. Participants may access the replay at 1-844-512-2921, international callers may use 1-412-317-6671 and enter access code 13753464. An archived replay of the call will also be available on the investors portion of the Energy Vault website at https://investors.energyvault.com/.
About Energy Vault
Energy Vault® develops and deploys utility-scale energy storage solutions designed to transform the world's approach to sustainable energy storage. The Company's comprehensive offerings include proprietary gravity-based storage, battery storage, and green hydrogen energy storage technologies. Each storage solution is supported by the

Company’s hardware technology-agnostic energy management system software and integration platform. Unique to the industry, Energy Vault’s innovative technology portfolio delivers customized short-and-long-duration energy storage solutions to help utilities, independent power producers, and large industrial energy users significantly reduce levelized energy costs while maintaining power reliability. Utilizing eco-friendly materials with the ability to integrate waste materials for beneficial reuse, Energy Vault’s gravity-based energy storage technology is facilitating the shift to a circular economy while accelerating the global clean energy transition for its customers. Please visit www.energyvault.com for more information.
Non-GAAP measures
Energy Vault has provided a reconciliation of net loss to adjusted EBITDA, with net loss being the most directly comparable GAAP measure, for the historical periods in this press release. Energy Vault has also provided a reconciliation of reported S&M, R&D and G&A expenses to adjusted S&M expenses, adjusted R&D expenses, and adjusted G&A expenses, respectively, and a reconciliation of reported operating expenses to adjusted operating expenses for the historical periods in this press release. A reconciliation of projected non-GAAP measures for the full-year 2024 has not been provided because certain information necessary to calculate such measures on a GAAP basis is not available without unreasonable efforts or dependent on the timing of future events outside of our control. Therefore, because of the uncertainty and variability of the nature of the amount of future adjustments, which could be significant, the Company is unable to provide a reconciliation for these forward-looking non-GAAP measures without unreasonable effort.
Developed pipeline represents uncontracted potential revenue from third-party projects where potential prospective customers have either awarded the Company a project or shortlisted the Company for consideration. It also includes potential tolling revenue from projects where the Company is in advanced negotiations to build, own, and operate energy storage systems. Developed pipeline is an internal management metric that we construct using information from our global sales team and is monitored by management to understand the potential anticipated growth of our Company and to estimate potential future revenue. Developed pipeline is influenced by the prevailing foreign exchange rates and equipment prices and may vary from period to period if these inputs change.
Backlog represents contracted but unrecognized revenue from projects and services yet to be completed, unrecognized revenue or other income from IP licensing agreements, and unrecognized revenue from tolling arrangements for projects operated by Energy Vault or affiliates. Backlog includes any potential future variable payments from tolling and offtake arrangements that the Company believes is probable of being realized. Probable future variable payments are forecasted by an independent third-party firm using simulation software that factors in current and projected energy market dynamics, historical and forecasted volatility, and location specific data. The Company considers the low-end simulation results to be probable. Potential future IP royalties are not included in backlog. Backlog is a common measurement used in our industry. Our methodology for determining backlog may not, however, be comparable to the methodologies used by others.
Forward-Looking Statements
This press release includes forward-looking statements that reflect the Company’s current views with respect to, among other things, the Company’s operations and financial performance. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies, and our ability to cure our New York Stock Exchange (“NYSE”) price deficiency and meet the continued listing requirements of the NYSE. These statements often include words such as “anticipate,” “expect,” “contemplate,” “continue,” “suggest,” “plan,” “potential,” “predict,” “believe,” “intend,” “project,” “forecast,” “estimate,” “target,” “project,” “projections,” “should,” “target,” “could,” “would,” “may,” “might,” “will” and other similar expressions. We base these forward-looking statements or projections on our current expectations, plans, and assumptions, which we have made in light of our experience in our industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances at the time. These forward-looking statements are based on our beliefs, assumptions, and expectations of future performance, taking into account the information currently available to us. These forward-looking statements are only predictions based upon our current expectations and projections about future events. These forward-looking statements involve significant risks and uncertainties that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including changes in our strategy, expansion plans, customer opportunities, future operations, future financial position, estimated revenues and losses, expected monetization of tax credits, expected financings, projected costs, prospects and plans; the uncertainly of our awards, bookings, backlog and developed pipeline equating to future revenue; the lack of assurance that non-binding letters of intent and other indication of interest can result in binding financings, orders or sales; the possibility of our products to be or alleged to be defective or experience other failures; the implementation, market acceptance and success of our business model and growth strategy; our ability to develop and maintain our brand and reputation; developments and projections relating to our business, our competitors, and industry; the impact of macroeconomic uncertainty, including with respect to uncertainty about the future relationship between the United States and other countries with respect to trade policies, taxes, government regulations, and tariffs; investment in development projects that may not achieve commercial operations in our predicted timeframe or at all; our efforts to diversify our supply chain to lessen the impact of tariffs; the ability of our suppliers to deliver necessary components or raw materials for construction of our energy storage systems in a timely manner; the impact of health epidemics, on our business and the actions we may take in response thereto; our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others; expectations regarding the time during which we will be an emerging growth company under the JOBS Act; our future capital requirements and sources and uses of cash; the international nature of our operations and the impact of war or other hostilities on our business and global markets; our ability to obtain funding for our operations and future growth; our business, expansion plans and opportunities, including our expectation that our first two-owned projects will begin generating revenue in 2025, and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on April 1, 2025, as such factors may be updated from time to time in its other filings with the SEC, accessible on the SEC’s website at www.sec.gov. New risks emerge from time to time, and it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Any forward-looking statement made by us in this press release speaks only as of the date of this press release and is expressly qualified in its entirety by the cautionary statements included in this press release. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable laws. You should not place undue reliance on our forward-looking statements.

ENERGY VAULT HOLDINGS, INC.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands except par value)

	March 31, 2025	December 31, 2024
Assets
Current Assets
Cash and cash equivalents	$17,822	$27,091
Restricted cash	27,308	990
Accounts receivable, net	4,000	14,565
Contract assets, net	6,927	6,798
Inventory	107	107
Customer financing receivable, current portion, net	2,148	2,148
Advances to suppliers	7,403	10,678
Investments, current portion	3,333	2,933
Prepaid expenses and other current assets	5,309	3,595
Total current assets	74,357	68,905
Property and equipment, net	125,604	99,493
Intangible assets, net	5,131	4,538
Operating lease right-of-use assets	2,402	1,206
Customer financing receivable, long-term portion, net	3,329	3,329
Investments, long-term portion	3,483	3,270
Restricted cash, long-term portion	2,025	1,992
Other assets	1,110	1,156
Total Assets	$217,441	$183,889
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$24,934	$20,250
Accrued expenses	21,906	24,968
Long-term debt, current portion	13,303	—
Contract liabilities	10,585	8,938
Other long-term liabilities	15,519	499
Total current liabilities	86,247	54,655
Long-term debt	12,888	—
Deferred pension obligation	1,608	2,044
Other long-term liabilities	1,785	934
Total liabilities	102,528	57,633
Stockholders’ Equity
Preferred stock, $0.0001 par value; 5,000 shares authorized, none issued	—	—
Common stock, $0.0001 par value; 500,000 shares authorized, 154,243 and 153,206 issued and outstanding at March 31, 2025 and December 31, 2024, respectively	15	15
Additional paid-in capital	521,322	512,022
Accumulated deficit	(404,958)	(383,822)
Accumulated other comprehensive loss	(1,365)	(1,896)
Non-controlling interest	(101)	(63)
Total stockholders’ equity	114,913	126,256
Total Liabilities and Stockholders’ Equity	$217,441	$183,889

ENERGY VAULT HOLDINGS, INC.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)
(In thousands except per share data)

	Three Months Ended March 31,
	2025	2024
Revenue	$8,534	$7,759
Cost of revenue	3,658	5,691
Gross profit	4,876	2,068
Operating expenses:
Sales and marketing	4,145	4,170
Research and development	3,824	6,966
General and administrative	17,506	15,353
Benefit for credit losses	(11)	(89)
Depreciation and amortization	305	295
Total operating expenses	25,769	26,695
Loss from operations	(20,893)	(24,627)
Other income (expense):
Interest expense	(95)	(8)
Interest income	315	1,826
Other income (expense), net	(118)	1,670
Loss before income taxes	(20,791)	(21,139)
Provision for income taxes	383	—
Net loss	(21,174)	(21,139)
Net loss attributable to non-controlling interest	(38)	—
Net loss attributable to Energy Vault Holdings, Inc.	$(21,136)	$(21,139)

Net loss per share attributable to Energy Vault Holdings, Inc. — basic and diluted	$(0.14)	$(0.14)
Weighted average shares outstanding — basic and diluted	153,723	147,019

Other comprehensive income (loss) — net of tax
Actuarial gain (loss) on pension	$511	$(231)
Foreign currency translation gain	20	152
Total other comprehensive income (loss) attributable to Energy Vault Holdings, Inc.	531	(79)
Total comprehensive loss attributable to Energy Vault Holdings, Inc.	$(20,605)	$(21,218)

ENERGY VAULT HOLDINGS, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2025	2024
Cash Flows From Operating Activities
Net loss	$(21,174)	$(21,139)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	305	295
Non-cash debt and financing costs	74	—
Non-cash interest income	(178)	(375)
Stock-based compensation	9,276	9,684
Benefit for credit losses	(11)	(89)
Foreign exchange losses	133	60
Change in operating assets	2,615	59,725
Change in operating liabilities	6,230	(47,214)
Net cash (used in) provided by operating activities	(2,730)	947
Cash Flows From Investing Activities
Purchase of property and equipment	(6,783)	(8,768)
Investment in note receivable	(530)	—
Net cash used in investing activities	(7,313)	(8,768)
Cash Flows From Financing Activities
Proceeds from debt financing	26,826	—
Proceeds from insurance premium financings	1,473	—
Repayment of insurance premium financings	(545)	(358)
Payment of debt issuance costs	(709)	—
Short-swing profit recovery	24	—
Payment of taxes related to net settlement of equity awards	—	(297)
Payment of finance lease obligations	(9)	(23)
Net cash provided by (used in) financing activities	27,060	(678)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	65	(272)
Net increase (decrease) in cash, cash equivalents, and restricted cash	17,082	(8,771)
Cash, cash equivalents, and restricted cash – beginning of the period	30,073	145,555
Cash, cash equivalents, and restricted cash – end of the period	47,155	136,784
Less: Restricted cash at end of period	29,333	1,011
Cash and cash equivalents - end of period	$17,822	$135,773

Supplemental Disclosures of Cash Flow Information:
Income taxes paid	$—	$—
Cash paid for interest	13	8
Supplemental Disclosures of Non-Cash Investing and Financing Information:
Actuarial loss on pension	511	(231)
Property, plant and equipment financed through accounts payable	10,530	4,798
Assets acquired on finance lease	—	60

Non-GAAP Financial Measures
To complement our condensed consolidated statements of operations, we use non-GAAP financial measures of adjusted selling and marketing (“S&M”) expenses, adjusted research and development (“R&D”) expenses, adjusted general and administrative (“G&A”) expenses, adjusted operating expenses, adjusted net loss, and adjusted EBITDA. Management believes that these non-GAAP financial measures complement our GAAP amounts and such measures are useful to securities analysts and investors to evaluate our ongoing results of operations when considered alongside our GAAP measures. The presentation of these non-GAAP measures is not meant to be considered in isolation or as an alternative to other measures of financial performance calculated in accordance with GAAP. These non-GAAP measures and their reconciliation to GAAP financial measures are shown below.
The following table provides a reconciliation from GAAP S&M expenses to non-GAAP adjusted S&M expenses (amounts in thousands):

	Three Months Ended March 31,
	2025	2024
S&M expenses (GAAP)	$4,145	$4,170
Non-GAAP adjustment:
Stock-based compensation expense	1,045	1,715
Adjusted S&M expenses (non-GAAP)	$3,100	$2,455
The following table provides a reconciliation from GAAP R&D expenses to non-GAAP adjusted R&D expenses (amounts in thousands):

	Three Months Ended March 31,
	2025	2024
R&D expenses (GAAP)	$3,824	$6,966
Non-GAAP adjustments:
Stock-based compensation expense	1,368	2,227
Adjusted R&D expenses (non-GAAP)	$2,456	$4,739
The following table provides a reconciliation from GAAP G&A expenses to non-GAAP adjusted G&A expenses (amounts in thousands):

	Three Months Ended March 31,
	2025	2024
G&A expenses (GAAP)	$17,506	$15,353
Non-GAAP adjustments:
Stock-based compensation expense	6,863	5,742
Adjusted G&A expenses (non-GAAP)	$10,643	$9,611
The following table provides a reconciliation from GAAP operating expenses to non-GAAP operating expenses (amounts in thousands):

	Three Months Ended March 31,
	2025	2024
Operating expenses (GAAP)	$25,769	$26,695
Non-GAAP adjustments:
Stock-based compensation expense	9,276	9,684
Depreciation and amortization	305	295
Benefit for credit losses	(11)	(88)
Adjusted operating expenses (non-GAAP)	$16,199	$16,804

The following table provides a reconciliation from net loss attributable to Energy Vault Holdings, Inc. to non-GAAP adjusted net loss, (amounts in thousands):

	Three Months Ended March 31,
	2025	2024
Net loss attributable to Energy Vault Holdings, Inc. (GAAP)	$(21,136)	$(21,139)
Non-GAAP adjustments:
Stock-based compensation expense	9,276	9,684
Gain on derecognition of contract liability	—	(1,500)
Benefit for credit losses	(11)	(88)
Foreign exchange losses	133	60
Adjusted net loss (non-GAAP)	$(11,738)	$(12,983)
The following table provides a reconciliation from net loss to non-GAAP adjusted EBITDA, with net loss being the most directly comparable GAAP measure (amounts in thousands):

	Three Months Ended March 31,
	2025	2024
Net loss attributable to Energy Vault Holdings, Inc. (GAAP)	$(21,136)	$(21,139)
Non-GAAP adjustments:
Interest income, net	(220)	(1,818)
Provision for income taxes	383	—
Depreciation and amortization	305	295
Stock-based compensation expense	9,276	9,684
Gain on derecognition of contract liability	—	(1,500)
Benefit for credit losses	(11)	(88)
Foreign exchange losses	133	60
Adjusted EBITDA (non-GAAP)	$(11,270)	$(14,506)
We present adjusted EBITDA, which is net loss excluding adjustments that are outlined in the quantitative reconciliation provided above, as a supplemental measure of our performance and because we believe this measure is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. The items excluded from adjusted EBITDA are excluded in order to better reflect our continuing operations.
In evaluating adjusted EBITDA, one should be aware that in the future we may incur expenses similar to the adjustments noted above. Our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these types of adjustments. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net loss, operating loss, or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.
Our adjusted EBITDA measure has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•it does not reflect our cash expenditures, future requirements for capital expenditures, or contractual commitments;
•it does not reflect changes in, or cash requirements for, our working capital needs;
•it does not reflect stock-based compensation, which is an ongoing expense;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and our adjusted EBITDA measure does not reflect any cash requirements for such replacements;
•it is not adjusted for all non-cash income or expense items that are reflected in our consolidated statements of cash flows;
•it does not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations;

•it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and
•other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.
Because of these limitations, adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to use to meet our obligations. You should compensate for these limitations by relying primarily on our GAAP results and using adjusted EBITDA only supplementally.

Contacts

Investors:
energyvaultIR@icrinc.com

Media:
media@energyvault.com